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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(First Amendment)

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2002

THE TITAN CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
1-6035 (Commission File No.)	95-2588754 (IRS Employer Identification No.)
3033 Science Park Road San Diego, California 92121 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 552-9500

Item 5. Other Events.

        As previously reported on Form 8-K filed with the Securities and Exchange Commission on January 22, 2002, The Titan Corporation ("Titan") has agreed to acquire GlobalNet, Inc. ("GlobalNet") pursuant to an Agreement and Plan of Merger, dated as of January 6, 2002 (the "Merger Agreement"), by and among Titan, GlobalNet and T T III Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Titan. Pursuant to the Merger Agreement, Merger Sub will be merged with and into GlobalNet, with GlobalNet being the surviving corporation (the "Merger"). As a result of the Merger, GlobalNet will become a wholly owned subsidiary of Titan.

        This Form 8-K/A is being filed for the purpose of providing GlobalNet's historical financial statements. If the GlobalNet acquisition closes, and if required pursuant to Item 2 or Item 7(b) of Form 8-K, Titan will file a further amendment or amendments on Form 8-K/A within the applicable time periods specified in those respective Items of Form 8-K.

Item 7. Financial Statements and Exhibits.

(a)
Financial statements of business acquired.

        The following financial statements of GlobalNet are set forth below: (i) the unaudited consolidated balance sheet as of September 30, 2001, the unaudited consolidated statements of operations and cash flows for the nine months ended September 30, 2001 and 2000, the unaudited consolidated statements of stockholders' deficit for the nine months ended September 30, 2001, and the notes related thereto and (ii) the audited consolidated balance sheets as of December 31, 2000 and 1999, the audited consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2000, 1999 and 1998, the notes related thereto and the related auditors' report.

INDEPENDENT AUDITORS' REPORT

The Board of Directors
GlobalNet, Inc.:

        We have audited the accompanying consolidated balance sheets of GlobalNet, Inc. and subsidiary (the Company) as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GlobalNet, Inc. and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses from operations and has working capital and net capital deficiencies that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP KPMG LLP

Chicago, Illinois
March 12, 2001, except as to Notes 13, 15 and 16,
which are as of April 9, 2001

GLOBALNET, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

September 30, 2001

(unaudited) and

December 31, 2000 and 1999

	September 30, 2001	2000	1999
	(Unaudited)
ASSETS
Current assets:
Cash	$1,461,347	2,545,459	304,626
Restricted cash	—	157,872	473,019
Accounts receivable, net of allowance for doubtful accounts of $1,105,000, $364,000 and $0, respectively	3,233,184	5,050,121	1,199,283
Due from related party	—	—	41,319
Prepaid expenses and other current assets	936,773	137,427

Total current assets	5,631,304	8,027,441	2,155,674
Property and equipment, net	7,564,955	10,038,779	4,449,726
Intangible assets, net	1,366,668	1,666,668	—
Other assets	1,426,263	—	—

Total assets	15,989,190	19,732,888	6,605,400

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$12,101,298	2,925,798
Accrued expenses	404,987	431,862	94,694
Salaries and wages payable	—	—	176,083
Deferred revenue	1,458	—	1,582,661
Term loan	—	—	617,039
Current portion of capital lease obligations	2,778,201	4,035,682	1,114,677

Total current liabilities	15,285,944	15,538,167	6,510,952

Capital lease obligations, net of current portion	5,177,339	5,680,002	3,773,443
Convertible note	2,118,054	—	—
Stockholders' deficit:
Common stock; 100,000,000 shares authorized, $0.001 par value; 32,379,374, 31,165,450 shares issued and outstanding at September 30, 2001 and December 31, 2000, respectively	32,379	31,165	—
Additional paid-in-capital	25,497,495	23,457,290	—
Accumulated deficit	(25,819,335)	(15,625,769)	—
Deferred compensation	(6,302,686)	(9,347,967)	—
Members' deficit	—	—	(3,678,995)

Total stockholders' deficit	(6,592,147)	(1,485,281)	(3,678,995)

Total liabilities and stockholders' deficit	$15,989,190	$19,732,888	6,605,400

See accompanying notes to consolidated financial statements.

GLOBALNET, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine months ended September 30, 2001 and 2000 (unaudited)

and Years ended December 31, 2000, 1999, and 1998

	Nine Months Ended
	September 30, 2001	September 30, 2000	2000	1999	1998
	(Unaudited)
Revenue	$59,457,958	54,404,807	78,090,535	24,926,891	4,046,246
Operating expenses:
Data communications and telecommunications	54,054,255	52,420,851	74,330,916	25,298,531	3,370,153
Network research and development (exclusive of $376,576 and $160,000 for the nine months ended September 30, 2000 and September 30, 2001, respectively, and $266,667 for the year ended December 31, 2000 reported below as non-cash stock compensation)	3,872,877	1,842,194	3,151,171	129,454	—
Selling and marketing (exclusive of $650,001 for the nine months ended September 30, 2000 and $46,499 for the year ended December 31, 2000 reported below as non-cash stock compensation)	381,722	620,590	1,051,814	131,815	—
General and administrative (exclusive of $2,759,735 and $1,214,949 for the nine months ended September 30, 2001 and September 30, 2000, respectively, and $2,187,214 for the year ended December 31, 2000 reported below as non-cash stock compensation)	2,852,062	2,981,162	4,318,335	1,020,092	787,583
Bad debt expense	741,000	80,000	482,007	—	—
Depreciation and amortization	3,643,133	1,654,061	2,902,905	882,639	—
Non-cash stock compensation	3,136,311	2,025,000	2,500,380	—	—

Total operating expenses	68,681,360	61,623,858	88,737,528	27,462,531	4,157,736

Operating loss	(8,823,402)	(7,219,051)	(10,646,993)	(2,535,640)	(111,490)
Other expense	(314,079)	—	—	(40,865)	(174,780)
Interest income (expense), net	(1,010,088)	(898,323)	(1,299,452)	(752,068)	(8,070)

Loss before minority interest and income taxes	(10,147,569)	(8,117,374)	(11,946,445)	(3,328,573)	(294,340)
Minority interest	—	—	—	50,000	—
Income taxes	—	—	327	—	—

Net loss	$(10,147,569)	(8,117,374)	(11,946,772)	(3,278,573)	(294,340)

Pro forma weighted average number of shares outstanding	29,777,488	23,950,794	25,223,877	20,000,000	20,000,000

Pro forma basic and diluted loss per share	$(0.34)	(0.34)	(0.47)	(0.16)	(0.01)

See accompanying notes to consolidated financial statements.

GLOBALNET, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
Years ended December 31, 2000, 1999 and 1998

	GlobalNet, Inc.
	Common Stock				Treasury Stock
			Additional paid-in- capital	Accumulated deficit
	Shares	Amount			Shares	Amount
Balance at December 31, 1997	—	$—	$—	$—	—	$—
Net Loss	—	—	—	—	—	—

Balance at December 31, 1998	—	—	—	—	—	—
Issuance of member's interests by subsidiary	—	—	—	—	—	—
Net loss	—	—	—	—	—	—

Balance at December 31, 1999	—	—	—	—	—	—
Exchange of members' interests for common stock	—	—	—	—
Contribution by shareholders	—	—	—	—	—	—
Issuance of restricted stock	—	—	—	—	—	—
Exchange of common shares in connection with merger with Rich Earth, Inc	19,875,000	19,875	16,180,002	(3,678,997)	125,000	125
Capital of Rich Earth, Inc. at time of merger	10,997,061	10,997	10,179,183	—	—	—
Issuance of common stock from private placement, net	168,389	168	1,449,758	—	—	—
Forfeiture of restricted stock by employees upon termination	(650,000)	(650)	(5,200,000)	—	650,000	650
Issuance of restricted stock from treasury	775,000	775	581,250	—	(775,000)	(775)
Issuance of options and warrants to nonemployees	—	—	267,097	—	—	—
Amortization of deferred compensation	—	—	—	—	—	—
Net loss	—	—	—	(11,946,772)	—	—

Balance at December 31, 2000	31,165,450	$31,165	$23,457,290	$(15,625,769)	—	$—

Globalnet International, Inc.
	Common Stock				Treasury Stock
			Additional paid-in- capital	Accumulated deficit
	Shares	Amount			Shares	Amount
Balance at December 31, 1997	—	$—	$—	$—
Net Loss	—	—	—	—	—	—
Balance at December 31, 1998	—	—	—	—	—	—
Issuance of member's interests by subsidiary	—	—	—	—	—	—
Net loss	—	—	—	—	—	—

Balance at December 31, 1999	—	—	—	—	—	—
Exchange of members' interests for common stock	2,000	2	—	(3,678,997)
Contribution by shareholders	(215)	—	—	—	215	—
Issuance of restricted stock	203	—	16,200,000	—	(203)	—
Exchange of common shares in connection with merger with Rich Earth, Inc	(1,988)	(2)	(16,200,000)	3,678,997	(12)	—
Capital of Rich Earth, Inc. at time of merger	—	—	—	—	—	—
Issuance of common stock from private placement, net	—	—	—	—	—	—
Forfeiture of restricted stock by employees upon termination	—	—	—	—	—	—
Issuance of restricted stock from treasury	—	—	—	—	—	—
Issuance of options and warrants to nonemployees	—	—	—	—	—	—
Amortization of deferred compensation	—	—	—	—	—	—
Net loss	—	—	—	—	—	—

Balance at December 31, 2000	—	$—	$—	$—	—	$—

(Continued)

	GlobalNet, Inc.
	DTA Communications Network, LLC Members' deficit	Deferred compensation	Total deficit
Balance at December 31, 1997	$(256,082)	$—	$(256,082)
Net Loss	(294,340)	—	(294,340)

Balance at December 31, 1998	(550,422)	—	(550,422)
Issuance of member's interests by subsidiary	150,000	—	150,000
Net loss	(3,278,573)	—	(3,278,573)

Balance at December 31, 1999	(3,678,995)	—	(3,678,995)
Exchange of members' interests for common stock	3,678,995	—	—
Contribution by shareholders	—	—	—
Issuance of restricted stock	—	(16,200,000)	—
Exchange of common shares in connection with merger with Rich Earth, Inc	—	—	—
Capital of Rich Earth, Inc. at time of merger	—	—	10,190,180
Issuance of common stock from private placement, net	—	—	1,449,926
Forfeiture of restricted stock by employees upon termination	—	5,200,000	—
Issuance of restricted stock from treasury	—	(581,250)	—
Issuance of options and warrants to nonemployees	—	(58,388)	208,709
Amortization of deferred compensation	—	2,291,671	2,291,671
Net loss	—	—	(11,946,772)

Balance at December 31, 2000	$—	$(9,347,967)	$(1,485,281)

        See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Nine months ended September 30, 2001

(Unaudited)

	Common Stock
			Additional paid-in- capital	Accumulated deficit	Deferred Compensation	Total deficit
	Shares	Amount
Balance at December 31, 2000	31,165,450	$31,165	$23,457,290	$(15,625,769)	(9,347,967)	$(1,485,281)
Issuance of shares for services rendered	148,496	149	66,131	—	—	66,280
Issuance of common stock in February private placement, net	700,000	700	614,569	—	—	615,269
Issuance of warrants to advisors	—	—	97,919	—	(97,919)	—
Draw on equity line	365,428	365	111,924			112,269
Incentive warrant discount related to April private placement			301,751			301,751
Debt issuance costs related to April private placement			146,157			146,157
Beneficial conversion features - April private placement			728,926			728,926
Deemed dividend related to April private placement			45,997	(45,997)		—
Amortization of deferred compensation	—	—	(73,169)	—	3,143,200	3,070,031
Net loss	—	—	—	(10,147,569)	—	(10,147,569)

Balance at September 30, 2001	32,379,374	$32,379	$25,497,495	$(25,819,335)	(6,302,686)	$(6,592,147)

See accompanying notes to consolidated financial statements.

GLOBALNET, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine months ended September 30, 2001 and 2000 (Unaudited) and

Years ended December 31, 2000, 1999, and 1998

	Nine months ended
	September 30, 2001	September 30, 2000	2000	1999	1998
	(Unaudited)
Cash flows from operating activities:
Net loss	$(10,147,569)	(8,117,374)	(11,946,772)	(3,278,573)	(294,340)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,643,133	1,654,061	2,902,905	882,639	—
Provision for doubtful accounts	741,000	—	482,007
Non-cash stock compensation	3,136,311	2,025,000	2,500,380	—	—
Non-cash financing costs	505,665	—	—	—	—
Minority interest	—	—	—	(50,000)	—
Changes in assets and liabilities:
Restricted cash	157,872	298,044	315,147	(473,019)	—
Accounts receivable	1,075,937	(6,283,698)	(4,332,845)	(1,199,283)	141,735
Due from related party	—	41,319	41,319	(33,375)	6,660
Prepaid expenses and other current assets	(662,784)	(498,024)	(136,562)	(131,949)	(5,478)
Accounts payable	1,030,675	5,876,501	8,144,825	2,478,323	329,190
Salaries and wages payable	—	(124,172)	(176,083)	(66,307)	57,721
Deferred revenue	1,458	(905,967)	(1,582,661)	1,511,412	(96,751)
Accrued expenses	(26,875)	3,996	(67,819)	94,694	—

Net cash provided by (used in) operating activities	(545,177)	(6,030,314)	(3,856,159)	(265,438)	138,737

Cash flows from investing activities—purchase of property and equipment	(507,361)	(336,919)	(675,724)	(240,530)	—

Net cash used in investing activities	(507,361)	(336,919)	(675,724)	(240,530)	—
Cash flows from financing activities:
Proceeds from term loan	—	—	—	734,517	—
Repayments of principal on term loan	—	(617,059)	(617,039)	(117,478)	—
Principal payments on capital lease obligations	(2,272,044)	(813,174)	(2,123,153)	(203,715)	—
Advances from Rich Earth, Inc. prior to merger with Rich Earth, Inc	—	800,000	800,000	—	—
Cash acquired from merger with Rich Earth, Inc	—	8,712,908	7,262,982	—	—
Proceeds from private placements	2,240,470	—	1,449,926	—	—
Contribution from minority interest of subsidiary	—	—	—	200,000	—

Net cash provided by (used in) financing activities	(31,574)	8,082,695	6,772,716	613,324	—

Net increase (decrease) in cash	(1,084,112)	1,715,462	2,240,833	107,356	138,737

Cash at beginning of period	2,545,459	304,626	304,626	197,270	58,533

Cash at end of period	$1,461,347	2,020,088	2,545,459	304,626	197,270

Supplemental disclosure of cash flow information — cash paid for interest	$902,653	398,317	1,434,000	657,374	8,070

Supplemental disclosure of noncash investing and financing activities:
Payment for purchase of 25% minority interest and certain assets of GlobalNet L.L.C. by Rich Earth, Inc. on behalf of the Company	$—	2,127,198	2,127,198	—	—

Cancellation of notes payable to Rich Earth, Inc. in connection with Merger with Rich Earth, Inc	$—	2,927,198	2,927,198	—	—

Equipment acquired under capital leases	$361,949	5,065,989	7,355,704	5,091,835	—

Value of equipment refinanced under capital lease	$2,879,491	—	—	—	—

See accompanying notes to consolidated financial statements.

GLOBALNET, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2000 and 1999

(1)Nature of Organization and Business

        GlobalNet, Inc. ("GlobalNet" or the "Company") provides global telecommunications, including high quality voice, fax, and other value-added applications over the Internet and other networks.

        GlobalNet was formed on May 30, 2000, when GlobalNet International, Inc. ("GII") merged with a subsidiary of Rich Earth, Inc. ("Rich Earth") pursuant to an agreement (the "Merger Agreement") whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GII in a transaction accounted for as a reverse acquisition ("Merger") of Rich Earth by GII using the purchase method of accounting. Prior to raising approximately $2.5 million to fund an acquisition by GII in a contemplated transaction as described herein, Rich Earth was a non-operating public shell corporation with nominal assets. GII management now controls the combined company after the transaction. After the closing of the merger, Rich Earth changed its name to GlobalNet, Inc.

        As a result of the reverse merger, the operating entity, GII, will continue as the operating entity under the GlobalNet, Inc. name, and its historical financial statements will replace those of Rich Earth.

        The Merger is considered by the Company to be a capital transaction in substance, rather than a business combination. That is, the Merger is equivalent to the issuance of stock by the Company for the net monetary assets of Rich Earth, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible was recorded.

        GII was formed in March 2000, when the members of DTA Communications Network, L.L.C. ("DTA") exchanged their members' interests in DTA for common stock of GII, a newly formed C-corporation ("Reorganization"). DTA was organized in Illinois on May 22, 1996 as a limited liability company. On April 20, 1999, DTA and a Texas limited liability company formed an Illinois limited liability company, later named GlobalNet L.L.C. DTA's interest in GlobalNet L.L.C. was 75% at December 31, 1999. GlobalNet L.L.C. was formed to provide wholesale carrier voice and fax, value-added applications, and third-generation application service provider (ASP) products via an international Internet protocol-based network.

        On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet, L.L.C. for $2,000,000 and $127,198, respectively. The purchase of the minority interest increased DTA's interest in GlobalNet L.L.C. to 100% and was accounted for under the purchase method of accounting. The assets acquired have been recorded at their estimated fair values at the date of acquisition. The acquired customer base related to the transaction was $1,000,000 and is being amortized over a period of five years. Goodwill related to the transaction was $1,000,000 and is being amortized over a period of five years. The effect on the pro forma results of operations had the acquisition occurred at the beginning of 2000 was not significant.

        The Company is subject to risks and uncertainties common to growing telecommunications-based companies, including rapid technological changes, low costs to customers of switching from carrier to carrier, failed alliances, and pricing pressures in the international long distance market.

(2)  Summary of Significant Accounting Policies

Principles of Consolidation

        The 2000 consolidated financial statements include the accounts of GlobalNet, Inc. and its wholly-owned subsidiary, GlobalNet International, Inc. and Rich Earth, Inc. from May 30, 2000, the date of acquisition.

        The 1999 consolidated financial statements include the accounts of DTA Communications Network, L.L.C., and its majority-owned subsidiary, GlobalNet L.L.C. from its date of formation in 1999, whereas the 1998 consolidated financial statements consist only of DTA Communications Network, L.L.C.

Issuance of Members' Interests by Subsidiary

        Prior to the Merger Agreement, the Company accounted for issuances of members' interests by its subsidiary as equity transactions, thereby recording the amount in excess of the parent's carrying value to members' equity.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Reclassification

        Certain reclassifications have been made to the prior year consolidated financial statements to conform to the 2000 presentation.

Restricted Cash

        At December 31, 2000, $157,872 was held in an account which the Company's lessor had primary control of. The lessor deducts monthly payments due on the lease from this account. Additional disbursements from this account must be approved by the lessor.

Fair Value of Financial Instruments

        Financial instruments consist principally of cash, accounts receivable, accounts payable and capital leases. The estimated fair value of these instruments approximates their carrying value.

Allowance for Doubtful Accounts Receivable

        The allowance for doubtful accounts receivable was $364,000 at December 31, 2000, and $-0- at December 31, 1999 and 1998. Provisions for bad debts were $482,007 for 2000 and $-0- for 1999 and 1998. Write-offs of uncollectible accounts were $118,007 for 2000 and $-0- for 1999 and 1998.

Accounting for the Impairment of Long-Lived Assets

        Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an indication of a potential impairment exists, recoverability of the respective assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount, including associated intangible assets, of such operation. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on the discounted cash flows or appraised values, depending on the nature of the assets. In determining the estimated future cash flows, the Company considers current and projected future levels of income as well as business trends, prospects and market and economic conditions.

        The carrying amount of the Company's long-lived assets at December 31, 2000 and 1999 primarily represent the original amounts invested less the recorded depreciation and amortization. Management believes the carrying amount of these investments is not impaired.

Revenue Recognition

        The Company recognizes revenue from two types of telecommunication services. The majority of the Company's revenue consists of the sale of wholesale carrier voice and fax, via an international network. Revenue is recognized as services are rendered. In order to mitigate risk of loss, several customers prepay for their services, in which case revenue is deferred and is recognized as services are rendered.

        The remaining revenue is generated from supplying underlying services, including value added applications and the use of the Company's network, to issuers of prepaid phone cards. Those issuers prepay for some or all of the services provided. Payments received in advance for such services are recorded as deferred revenue and are recognized as the prepaid phone cards are used. These cards may expire without being fully used as they have lives of up to three months after the first use. The unused value is referred to as breakage and is recorded as revenue at the date of expiration. Subsequent to October 2000, the Company no longer provided prepaid phone service.

        In December 1999, the Securities and Exchange Commission (SEC) released Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB No. 101 summarizes some views of the SEC on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The SEC believes that revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonable assured. The Company believes that its current revenue recognition policy complies with the SEC guidelines.

Research and Development Expenses

        The Company charges research and development expenses incurred in the development, expansion, operation and support of the Company's global IP network to network research and development as incurred.

Stock-Based Compensation

        SFAS No. 123, Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options or warrants to be included in the consolidated statements of operations or disclosed in the notes to consolidated financial statements. The Company has determined that it will account for stock-based compensation for employees under the intrinsic value-based method of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123. The Company accounts for stock-based compensation for nonemployees under the fair value method prescribed by SFAS No. 123.

Derivatives

        In June 1998, the Financial Accounting Standards Board issued Statement No. 133, (SFAS 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133") which was later amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities—Deferral of the effective date of FASB Statement No. 133" and by Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of FASB Statement No. 133" (collectively, the "Standard"). The Standard requires companies to record derivative instruments on the balance sheet as assets or liabilities measured at fair value. The accounting treatment of gains and losses resulting from changes in the value of derivatives depends on the use of the derivatives and whether they qualify for hedge accounting. The Standard is required to be adopted for financial statements issued for the fiscal year ending December 31, 2001. As the Company does not currently engage in derivatives or hedging transactions, there will be no impact to the Company's results of operations, financial position or cash flows upon the adoption of SFAS 133.

Income Taxes

        Subsequent to the Reorganization, the Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 ("Statement 109"), "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Prior to the Reorganization, the Company operated in the form of a limited liability company and accordingly, the Company's income tax liabilities were the responsibility of its members.

Net Loss Per Share

        Basic earnings per share is based on the weighted average number of shares outstanding and excludes the dilutive effect of unexercised common stock equivalents. Diluted earnings per share is based on the weighted average number of shares outstanding and includes the dilutive effect of unexercised common stock equivalents to the extent they are not anti-dilutive.

        Shares issuable from securities that could potentially dilute basic earnings per share in the future that were not included in the computation of earnings per share because their effect was anti-dilutive were: 2,301,000 stock options, 1,215,450 warrants, and 2,150,000 shares of unvested restricted common stock at December 31, 2000.

        The pro forma weighted-average number of shares outstanding for the years ended December 31, 2000, 1999 and 1998 represent the weighted-average number of shares of GlobalNet International Inc. as if the exchange of common shares in the merger with Rich Earth, Inc. was in effect as the beginning of all periods presented.

Comprehensive Income

        In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. The Company does not have any components of comprehensive income (loss) other than its reported net loss.

(3)  Income Taxes

        No provision for U.S. federal and state income taxes was recorded prior to March 2000, as such liability was the responsibility of the members of DTA, rather than of the Company. As a result of the change from an L.L.C. to a C-corporation, the Company recorded an initial net deferred income tax asset of $5,825,052 to reflect the establishment of deferred tax assets and liabilities. However, due to the lack of certainty of recovery, a full valuation allowance was recorded against the initial and subsequent net deferred income taxes. The remaining provisions for income taxes for the year ended December 31, 2000 relate to the period subsequent to March 2000.

        At December 31, 2000, the Company has federal net operating loss carryforwards approximating $10,020,000. Such losses are available to offset future taxable income and expire in 2020. In addition, if certain substantial changes in the Company's ownership are deemed to have occurred, there would be an annual limitation on the amount of carryforwards which could be utilized.

        The provision for income taxes consist of the following during the year ended December 31, 2000:

Amount
Current taxes:
Federal	$—
State	327

Total	327
Deferred taxes:
Federal	—

State	—
Total	—

Provision for income taxes	$327

        The total tax provision for the year ended December 31, 2000 differs from the amount computed by applying the federal income tax rate of 35% to the loss before income taxes for the following reasons:

Expected income tax benefit at federal income tax rate	$(4,181,256)
Increase (decrease) in taxes resulting from State income tax benefit	(699,259)
Meals and entertainment	7,508
Deferred income and expenses recognized on LLC tax return	(802,767)
Amortization of goodwill	105,000
Change in valuation allowance	5,571,101

$327

        Deferred tax assets (liabilities) are comprised of the following at December 31, 2000:

Deferred tax assets
Non-cash stock compensation expense	$1,045,975
Professional fees related to merger	627,490
Continuing operations NOL carryforward	4,193,248

Total deferred tax assets	5,866,713
Valuation allowance	(5,825,052)

Deferred tax liabilities:
Depreciation	$(39,927)
Federal impact of state NOL carryforward	(1,734)

Total deferred tax liabilities	(41,661)

Net deferred income taxes	$—

        The net change in the total valuation allowance for the year ended December 31, 2000 was an increase of $5,825,052. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these temporary differences become deductible. This assessment was performed considering the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. Due to the Company's operating losses, there is uncertainty surrounding whether the Company will ultimately realize its deferred tax assets. Accordingly, these assets have been fully reserved.

(4)  Property and Equipment

        Property and equipment consists of the following:

	December 31,
	2000	1999
Leasehold improvements	$40,362	$—
Network equipment under capital leases	12,623,269	5,267,565
Furniture and equipment	827,360	64,800

	13,490,991	5,332,365
Less accumulated depreciation and amortization	3,452,212	882,639

Property and equipment, net	$10,038,779	$4,449,726

        Property and equipment are stated at cost. Equipment held under capital leases is stated at the lower of fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of the assets which range from three to five years.

        Depreciation and amortization for the years ended December 31, 2000, 1999 and 1998 was $2,569,573, $882,639, and $-0-, respectively. Accumulated depreciation of assets recorded under capital leases was $3,338,965 and $877,926 at December 31, 2000 and 1999, respectively.

(5)  Intangible Assets

        On March 6, 2000, DTA agreed to purchase and subsequently did purchase the remaining 25% minority interest and certain assets from the minority owner of GlobalNet L.L.C. for $2,000,000 and $127,198, respectively. As a result, the Company recorded intangible assets of $2,000,000, which are being amortized over useful lives of five years. The purchase price has been allocated $1,000,000 to acquired customer base and $1,000,000 to goodwill. The Company has recorded $333,332 of intangible asset amortization for the year ended December 31, 2000.

(6)  Leases and Commitments

        The Company leases various office facilities, cars and equipment under operating leases with remaining terms of up to 4.5 years. Rent expense under operating leases was $315,658, $27,950, and $9,754 for the years ended December 31, 2000, 1999, and 1998, respectively.

        In April 2000, the Company entered into a $10,000,000 credit facility with General Electric Capital Corporation (GE Capital) to finance the lease of telecommunications network and data transmission equipment. The credit facility had a term of six months at which time any unused portions of the credit facility expired. During 2000, the Company utilized $6,950,717 under the credit facility Each lease bears interest at an annual rate of 13.2% and has a 36-month lease term. The obligations under capital leases are secured by the underlying leased assets.

        In November 1999, GlobalNet entered into capital leases with Prinvest Financial Corp. (Prinvest) for various network equipment with respect to which GlobalNet recorded a capital lease obligation of approximately $5,267,565. The leases have a 42-month term, with annual interest at a rate of 22%. The leased equipment secures all leases. The lease agreements contains a purchase option of $1 at the end of the lease. The lease is secured by a first priority interest in substantially all the Company's assets, including, but not limited to accounts receivable, general intangibles, and fixed assets. The lease is also secured by a second priority interest in the Company's assets under capital leases with other lessors.

        Future minimum lease payments under capital leases and noncancelable operating leases at December 31, 2000 are as follows:

	Operating	Capital
2001	$359,972	$4,877,197
2002	194,200	4,943,601
2003	191,887	1,844,339
2004	81,411	—
2005 and thereafter	19,620	—

Total future minimum lease payments	$847,090	11,665,137

Less amount representing interest		1,949,453

Net present value of minimum lease payments		9,715,684
Less current portion		4,035,682

Long-term portion, net of current portion		$5,680,002

        During December 2000, the Company entered into a capital lease agreement for network equipment totaling $337,194. This equipment was accepted by the Company during January 2001, which serves as the commencement date of the capital lease. The lease term is 36 months with a purchase option of $1 at the end of the term.

        Additionally, the Company renewed its operating lease for office space in Georgia for an additional six month period beginning March 1, 2001.

(7)  Related Parties

        On June 28, 2000 (Purchase Date) and in connection with the Merger described in Note 1, an officer of the Company sold 700,000 shares of the Company's common stock to a director of the Company for $1 per share in accordance with a stock purchase agreement dated May 22, 2000, as amended on June 28, 2000.

        During 2000, the Company paid $271,997 to a law firm for legal services provided by a partner who is a director of the Company.

        During the years ended December 31, 1999, and 1998, the majority owner borrowed funds from the Company totaling $39,606, and $16,627, respectively. The majority owner repaid the funds in full during 2000. At December 31, 2000 and 1999, amounts due from the majority owner were $-0- and $41,319, respectively.

(8)  Term Loan

        On October 1, 1999, GlobalNet, Inc. entered into a term loan for $734,517 at an annual interest rate of 19.75%, payable in periodic installments. In July 2000, the term loan matured and was paid in full by the Company.

(9)  Stockholders' Equity

Common Stock

        On May 30, 2000, GlobalNet Inc. was formed when GlobalNet International, Inc. (GII) merged with a subsidiary of Rich Earth, Inc. (Rich Earth) in a transaction accounted for as a reverse acquisition of Rich Earth by GII using the purchase method of accounting pursuant to an agreement (the Merger Agreement) whereby 20,000,000 shares of Rich Earth common stock were exchanged for 100% of the common stock of GlobalNet International Inc. At the time of the Merger, Rich Earth had 9,960,000 common shares issued and outstanding.

        The Merger is considered by the Company to be a capital transaction in substance, rather than a business combination. That is, the Merger is equivalent to the issuance of stock by the Company for the net monetary assets of Rich Earth, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible was recorded.

        During the period from March 2000 through July 2000, 1,205,450 shares of common stock were issued in connection with two private placement transactions. The first private placement transaction sold 600,000 units at $10 a unit and resulted in the issuance of 600,000 common shares and grant of warrants to purchase an additional 300,000 shares of common stock at $15 per share. The second private placement transaction sold 605,450 units at $10 a unit and resulted in the issuance of 605,450 shares of common stock and the grant of warrants to purchase an additional 605,450 shares of common stock at $15 per share.

Stock-Based Compensation

Warrants

        During 2000, the Company's board of directors approved and the Company issued warrants to purchase 905,450 shares of common stock at $15 per share to investors from the private placement transactions. In connection with the private placements, the Company granted additional warrants to purchase 310,000 shares of common stock at $15 per share to underwriters for services performed, resulting in a total of 1,215,450 warrants granted to "Original Warrant Holders". The warrants had a six-month expiration period and expired unexercised on November 30, 2000. The warrants were issued as part of the private placement and therefore no expense has been recorded related to these warrants.

        On December 14, 2000, the Company's board of directors authorized the grant of one warrant to purchase one share of common stock at $5 per share for each warrant the Original Warrant Holders were originally granted, for a total of 1,215,450 warrants. The warrants were fully exercisable and nonforfeitable at the date of grant and expire on November 30, 2001. The Company estimated the fair value of each warrant using the Black-Scholes option-pricing model using the following assumptions: term of one year, expected volatility of 75%, expected dividend yield of 0%, and a risk free interest rate of 5.73%. The fair value of $48,981 was recorded as expense on the date of grant. All warrants were outstanding and exercisable at December 31, 2000.

Restricted Common Stock

        On May 15, 2000, the Company's board of directors authorized the issuance of 2,150,000 shares of restricted common stock to employees, directors, and consultants. Shares aggregating 2,025,000 were granted on May 15, 2000 at an estimated fair value of $16,200,000, which will be amortized over the vesting period of three years.

        During the fourth quarter of 2000, three employees that were granted a total of 650,000 shares of restricted common stock with an estimated fair value of $5,200,000 were terminated resulting in the forfeiture of the shares. All amounts recorded as stock-based compensation during 2000 related to these 650,000 shares were reversed in the period of forfeiture.

        On December 28 2000, the Company issued 775,000 shares of restricted common stock to employees at an estimated fair value of $581,250, which will be amortized over the vesting period. The shares vest at a rate of 44% on September 15, 2001, 22% on May 15, 2002 and 34% on May 15, 2003.

        The Company recorded $2,291,671 of stock based compensation during 2000 related to issuances of restricted common stock. At December 31, 2000, there were 2,150,000 restricted common shares outstanding and none were vested.

Stock Incentive Plan

        On May 3, 2000, the Company's board of directors adopted the "2000 Stock Plan," (the "Plan") under which the maximum aggregate number of shares that may be subject to option and sold under the plan is 3,000,000 shares. Under the terms of the Plan, options vest based on the vesting period as determined by the plan administrator.

        The Company granted 1,540,000 and 226,000 options to employees on May 15, 2000, and December 28, 2000, respectively. A total of 360,000 options were canceled during 2000. All employee options have a term of 5 years from the date of vesting and vest 33% on May 15, 2001, 33% on May 15, 2002 and the remainder on May 15, 2003.

        On May 15, 2000, the Company granted 50,000 options to members of its board of directors. These options have a term of 5 years from the date of vesting and vest 33% on May 15, 2001, 33% on May 15, 2002 and the remainder on May 15, 2003. In addition, each current non-employee Director was granted 100,000 options on September 14, 2000, and all future non-employee Directors will receive 50,000 options upon their initial elections, while all current non-employees will receive an annual grant of 25,000 options on the date of the annual stockholders' meeting. These options will vest on the second anniversary of the grant date and expire on the 10th anniversary of the grant date.

        During 2000, the Company granted 145,000 options to consultants for services provided. Options for 35,000 shares of common stock were immediately vested, while the remaining 110,000 options vest over a period of six months to three years and have terms from 5 to 10 years. The Company recorded $159,728 of non-cash stock compensation related to these options during 2000 and $58,388 was recorded as deferred compensation at December 31, 2000.

        Stock option activity for the year ended December 31, 2000, is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Fair Value on Grant Date
Outstanding, December 31, 1999	—	—
Granted	2,661,000	$9.43	$5.04
Forfeited	(360,000)	7.80

Outstanding, December 31, 2000	2,301,000	$9.68

        The following table summarizes information relating to currently outstanding and exercisable stock options as of December 31, 2000:

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.75 — 0.77	266,000	6.23	$0.75
$8.00	1,285,000	6.25	$8.00
$12.00 — 16.00	750,000	9.71	$15.73

$0.75 — 16.00	2,301,000	7.38	$9.68

        There were no options exercisable at December 31, 2000

        At December 31, 2000, options to purchase 699,000 common shares were available for future grants under the Plan.

        SFAS No. 123, Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options or warrants to be included in the consolidated statements of operations or disclosed in the notes to the consolidated financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under the APB Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123 for options granted in 2000, using the Black-Scholes option-pricing model to estimate the fair value of the option grants.

        The following weighted average assumptions were used during 2000:

Risk-free interest rate	6.40%
Expected dividend yield	0%
Expected lives	3.60 years
Volatility	66%

        Had compensation expense from the Company's Plan been determined consistent with SFAS No. 123, net loss and net loss per share would have been approximately as follows:

Net loss applicable to common stockholders
As reported	$11,946,772
Pro forma	13,906,445

Basic and diluted net loss per share
As reported	$(0.47)
Pro forma	(0.55)

Stock Split

        All share information has been adjusted to reflect a 10,000 to 1 exchange as a result of the Merger.

(10)Agreement with Operadora Protel, S.A. de C.V.

        On August 1, 1999, the Company entered into a five-year agreement (Agreement) with Operadora Protel, S.A. DE C.V., a Mexico corporation (Protel), whereby Protel provides the platform for prepaid debit card calls and the use of its network for traffic originating and terminating between Mexico and the United States.

        In addition, the Agreement provides that Protel and GlobalNet L.L.C. agree to share equally in the gross profits generated from services provided under the agreement. Accordingly, the Company adjusts its cost of revenue to reflect each month, amounts due to or from Protel under the Agreement.

        During October 2000, the two companies agreed to terminate the Agreement. Subsequent to October 2000, the Company did not generate revenue or incur expenses related to this Agreement.

        The Company continues to conduct business with Protel to provide wholesale carrier voice and fax telecommunication services in Mexico.

(11)Credit and Business Concentrations

        SFAS No. 105, Disclosure of Information About Financial Instruments With Off-Balance Sheet Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentrations such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains the majority of its cash in one financial institution.

        Although the Company has been able to significantly expand and diversify its customer base during 2000, a significant portion of the Company's revenues are still concentrated among a few large customers. In 2000, the largest customer represented 23% of total revenue while the next three largest customers represented 55% of total revenue in 2000. The three largest customers represented 96% of total revenue in 1999 and 1998. Accounts receivable from these customers were approximately $2,293,429 and $666,886 at December 31, 2000 and 1999, respectively.

        The Company currently uses one primary wholesale carrier voice and fax telecommunication services provider. Accounts payable to this supplier was $7,052,970 at December 31, 2000, net of the Company's receivable from the supplier of $517,309. An unfavorable change in this supplier's payment terms or a change in primary supplier could have an adverse effect on the Company's business and liquidity.

(12)Geographic and Business Segment Information

        The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires select information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company's chief decision-maker, as defined under SFAS No. 131 is the Chief Executive Officer. To date, the Company has viewed its operations and manages its business as one operating segment-telecommunication services. The Company eliminated its prepaid phone card service during October 2000. The Company recorded revenues of approximately $16,201,000 during the year ended December 31, 2000 from the prepaid card service.

        Data relating to the Company's operations by geographic area is set forth below:

	United States	Mexico	Other	Total
2000
Revenues	$—	37,312,408	40,778,127	78,090,535
Identifiable assets	10,038,779	—	—	10,038,779
1999
Revenues	—	12,565,945	12,360,946	24,926,891
Identifiable assets	4,449,726	—	—	4,449,726
1998
Revenues	—	4,046,246	—	4,046,246
Identifiable assets	—	—	—	—

        The Company's revenues are primarily generated by providing telecommunication services to Mexico and other Latin America countries on behalf of the Company's customers. However, all of the tangible assets of the Company are located in the United States.

(13)Litigation

        The Company is from time to time subject to routine litigation incidental to its business. The Company believes that the results of the following asserted and potential litigation and other potential legal proceedings will not have a material adverse effect on its business, financial condition, results of operations, or liquidity of the Company.

        Rubin v. Gushlak—On December 26, 2000, an action entitled Rubin v. Gushlak, et al, Case No. 00-13406, was filed in the United States District Court for the Central District of California, which was subsequently amended on April 2, 2001. This action is against Myron Gushlak, a director of GlobalNet until his resignation on April 4, 2001, and thirteen other named defendants, including GlobalNet. The action arises out of the purchase by the plaintiff of 1,000,000 shares of the Company's common stock from Mr. Gushlak, allegedly acting as agent for another shareholder, at a price of $5 per share in a private transaction which Mr. Gushlak allegedly facilitated. The primary relief sought in the action is the rescission of the contract of purchase from Mr. Gushlak, allegedly acting as agent for another shareholder; and damages in the alternative. The complaint alleges that defendant Gushlak allegedly induced the plaintiff to purchase shares of GlobalNet's common stock from Mr. Gushlak, allegedly acting as agent for another shareholder and, in doing so, allegedly violated various provisions of the federal securities laws. The complaint also alleges that GlobalNet failed to cooperate with the plaintiff in its efforts to confirm Gushlak's beneficial ownership of shares. The action is only in its formative stages and discovery or substantive proceedings have not as yet been initiated. [See Note 17]

        The Selway Group, Inc.—On November 20, 2000, an action was initiated in the United States District Court for the Northern District of Illinois against GlobalNet by the Selway Group Inc. This action alleges that the plaintiff is owed 3% of the gross revenues derived by GlobalNet from a telecommunications intercommunication agreement entered into between GlobalNet and Protel, S.A. de C.V. The action seeks unspecified monetary damages in excess of the monetary federal jurisdiction limit. GlobalNet has moved to dismiss the complaint for lack of jurisdiction and, at the present time, the motion remains before the court. GlobalNet believes that it has good and meritorious defenses to this action which it intends to assert if the court determines that jurisdiction exists. The action is in its formative stages and no discovery or other substantive proceedings in the action have been undertaken. [See Note 17]

        PrinVest Financial Corp.—As of November 8, 1999, GlobalNet entered into capital leases with Prinvest Financial Corp. (PrinVest) for various network equipment with respect to which GlobalNet recorded a capital lease obligation of approximately $5,268,000. A dispute currently exists between GlobalNet and PrinVest with respect to compliance by GlobalNet under a financing and security agreement dated as of November 8, 1999 and a lease agreement dated as of that date. As of December 31, 2000, the amount outstanding under the capital lease facility with PrinVest Financial Corp. amounted to approximately $3,124,000. In an attempt to resolve the dispute, GlobalNet and PrinVest entered into a forbearance agreement on October 27, 2000 whereby PrinVest would forebear from declaring acceleration of the indebtedness of GlobalNet under these leases. This forbearance agreement expired on January 26, 2001. As of April 9, 2001, no formal proceedings have been initiated. [See Note 17]

(14)Quarterly Financial Information (Unaudited)

        The following tables set forth an unaudited summary of quarterly financial data for the years ended December 31, 2000 and 1999. This quarterly information has been prepared on the same basis as the annual consolidated financial statements and, in management's opinion, reflects all adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for a full fiscal year.

2000	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$14,486,390	$16,283,132	$23,635,285	$23,685,728
Operating expenses	14,929,518	19,926,349	26,767,990	27,113,671
Operating loss	(443,128)	(3,643,217)	(3,132,705)	(3,427,943)
Net loss	(725,575)	(3,899,091)	(3,492,707)	(3,829,399)
Pro forma basic and diluted loss per share	(0.04)	(0.17)	(0.12)	(0.13)
1999	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$1,639,078	$3,289,554	$5,517,418	$14,480,841
Operating expenses	1,637,937	3,248,054	6,233,789	16,342,751
Operating income (loss)	1,141	41,500	(716,371)	(1,861,910)
Net income (loss)	6,141	(58,220)	(1,025,658)	(2,200,836)
Pro forma basic and diluted loss per share	0.00	(0.00)	(0.05)	(0.11)

(15)Management's Plans and Intentions for Continuing Operations

        The Company has negative working capital at December 31,2000 and has experienced negative operating cash flows as well as continuing net losses since its inception in 1996. This raises substantial doubt about the Company's ability to continue as a going concern.

        Management is exploring different alternatives to address the Company's short-term and long-term financing needs. Such alternatives include issuing stock in private placements, securing additional vendor financing and securing a working capital credit facility. As discussed in Note 16, the Company recently closed two private placements generating net proceeds of approximately $2,811,000. Additionally, the Company has a commitment from an existing shareholder to purchase an additional $3,750,000 worth of common stock subject to certain trading volume and stock price conditions. There can be no assurances, however, these funds will be sufficient, or that the Company will be successful in completing additional private placements or in securing additional financing.

        Management continues to believe that the Company is well suited to take advantage of the current market opportunities. The Company will continue to aggressively pursue business in higher-margin geographic regions, increase margins and monitor costs in order to accelerate its path to profitability. [See Note 17]

(16)Subsequent Events

        On March 21, 2001, the Company completed a private placement of 700,000 shares of common stock at $1 per share. The Company received net proceeds at the closing in the amount of $615,000, after deducting offering costs of $85,000. In addition, the Company issued warrants to purchase 75,000 shares of common stock at $1.20 to various entities assisting in the private placement. The Company filed a registration statement on Form S-3 to register the shares sold in the placement and the warrants granted to the placement agents on April 2, 2001.

        On April 9, 2001 (Closing Date), the Company entered into a securities purchase agreement (Agreement) whereby the Company issued a $2,000,000 convertible note (Note) and the purchaser agreed to purchase from time to time through April 9, 2002, up to $4,000,000 of the Company's common stock. The number of shares and the price is to be determined based upon the Company's average current trading volume and stock price as defined in the Agreement. In addition, the purchaser has agreed not to acquire, through conversion of the Note, exercise of warrants, or purchase of equity, more than 9.9% of the Company's common stock as of any respective conversion, exercise or purchase date. On the Closing Date, the purchaser made an initial purchase of 365,428 shares of the Company's common stock for an aggregate of $250,000. The Company received net proceeds of $2,140,976, after deducting related expenses. The Company also paid additional offering costs of approximately $230,000 and issued warrants to two firms in connection with the Agreement to purchase an aggregate of 333,333 shares of the Company's common stock at $0.89 per share. [See Note 17]

        The Note has a maturity date of April 9, 2004 and does not bear interest unless the Company is in default in delivering conversion shares to the purchaser, or fails to repay the Note by the maturity date, in which case the Note bears interest at a rate of 8% per annum calculated from April 9, 2001. The Company also has the right to redeem the Note at redemption prices ranging from 112.5% to 140% of the principal amount of the Note, depending upon the time the Note is redeemed.

        In addition, the Company issued an incentive warrant to the purchaser representing the right to purchase 877,026 shares of the Company's common stock for $1.0221 per share. On the Closing Date, the Company also entered into a registration rights agreement with the purchaser whereby the Company is required to file a registration statement on behalf of the purchaser with respect to the shares purchased by it, the shares that may result from the conversion of the note, and the warrant shares.

        The Company also issued a protective warrant to the purchaser which only becomes exercisable on the effective date of the registration statement (Registration Statement) related to the Agreement. Under the terms of the protective warrant, if the price of the Company's common stock as computed on the effective date of the Registration Statement is lower than the purchase price of the common stock on the Closing Date, the protective warrant becomes exercisable for a certain number of shares as defined in the Agreement [See Note 17]

        As a result of the aforementioned transactions, the Company will record approximately $680,000 of debt discount related to the convertible note's beneficial conversion feature, approximately $285,000 of debt discount related to the incentive warrant issued, approximately $65,000 of debt discount related to the investor fees for the convertible note, and approximately $335,000 of debt issuance costs. Each of these items will be amortized over the term of the convertible note. In addition, the Company will accrete interest expense up to the amount of the redemption prices until such time as the convertible note is converted or redeemed. [See Note 17]

(17)Interim Information (Unaudited)

        Subsequent to April 9, 2001, the Company recorded an additional $286,000 of offering costs related to the Note described in Note 16. In addition, the Company recorded warrants to purchase 225,000 shares of the Company's common stock at $0.89 per share. These warrants were valued at $172,000 of which $146,000 was allocated to the Note. Furthermore, in accordance with the terms of the protective warrant, at the time the initial registration statement was declared effective, the protective warrant became exercisable for 24,405 shares of GlobalNet common stock.

        In aggregate, the Company recorded approximately $729,000 of debt discount related to the convertible note's beneficial conversion feature, approximately $302,000 of debt discount related to the incentive warrant issued, approximately $97,000 of debt discount related to investor fees for the convertible note, and approximately $543,000 of debt issuance costs. Each of these items will be amortized over the term of the convertible note. In addition, the Company will accrete interest expense up to the amount of the redemption prices until such time as the convertible note is converted or redeemed.

        In May 2001, the Company refinanced a $2.8 million capital lease, ending a dispute with a former lender, PrinVest Financial Corp.

        On May 24, 2001, an action was commenced in the United States District Court for the Northern District of Illinois against GlobalNet by Broadmark Capital Corporation ("Broadmark"). The Complaint alleges a breach of contract and asserts that Broadmark is entitled to a finders fee of $405,000 in connection with an investment in GlobalNet made by Crescent International, Ltd. On July 10, 2001, GlobalNet submitted its amended answer to the Complaint. At a conference held before the Court on November 8, 2001, the parties agreed to a settlement of the action of $175,000 and the issuance of 225,000 warrants exercisable at approximately $0.85 per share.

        On July 9, 2001, an action was commenced in the Supreme Court of the State of New York, County of New York, against GlobalNet by Celeste Trust Reg., Esquire Trading & Financing Inc., and Amro International. The Complaint alleges breach of contract and fraud in connection with the plaintiff's purchase in a private placement of stock of Rich Earth, Inc., GlobalNet's predecessor, and certain rights plaintiff's allege to have obtained to force registration of their Rich Earth shares. The Complaint alleges damages of $3,000,000. The parties have agreed-in-principle to a settlement of $150,000 (a portion of which may be recovered through the Company's insurance policy) and 350,000 shares of GlobalNet common stock. The settlement agreement is currently being finalized.

        The Company unsuccessfully moved to dismiss the Complaint filed by The Selway Group, Inc. described in Note 13 for lack of jurisdiction, and filed an answer on August 7, 2001. The Company believes that it has good and meritorious defenses to this action which it attends to assert. The action is in its formative stages and no substantial discovery or other substantive proceedings in the action have been undertaken.

        On September 14, 2001, the Court approved a Stipulation entered into between Rubin Investment Group and the Company dismissing the Plaintiff's Second Amended Complaint described in Note 13, with prejudice. The dismissal of the Complaint concludes this reported litigation. No money or other consideration was paid by any party in connection with the dismissal of Action. In addition to the dismissal with prejudice, Plaintiff Dan Rubin, together with GlobalNet, Inc. issued a press release apologizing for and retracting in their entirety the press releases that they issued on August 22, 2001 and August 20, 2001, and all allegations contained therein against all parties in the lawsuit.

        In November 2001, an action was filed against the Company and others alleging, among other things, that the defendants engaged in a fraudulent scheme of manipulating the market for GlobalNet common stock and failed to disclose certain matters. The plaintiff seeks compensatory damages in the amount of $3 million together with punitive damages. The Company believes that it has meritorious defenses to this action which it intends to assert vigilantly.

        On January 6, 2002, GlobalNet, Inc. entered into a definitive agreement to merge with a subsidiary of The Titan Corporation (NYSE: TTN). In the merger, a wholly owned subsidiary of Titan will merge into GlobalNet and all of GlobalNet's outstanding common shares will be converted into Titan common shares, plus cash in lieu of fractional shares. The merger has an aggregate equity transaction value of approximately $35 million, subject to reduction under certain circumstances at closing.

        In addition, on January 6, 2002, Global Net and Titan entered into a secured note purchase agreement pursuant to which Titan has agreed to loan to GlobalNet up to $5.0 million for working capital purposes. Of this amount, Titan funded GlobalNet $3.0 million prior to January 10, 2002. In connection with the loan, management shareholders and an affiliated limited partnership, whose ownership approximates 29% of the GlobalNet outstanding common stock, have agreed to pledge all of their shares of GlobalNet common stock as collateral security thereunder. If the merger agreement is terminated under certain circumstances, all borrowings then outstanding under the note purchase agreement will become due and payable within 30 days. Pending successful completion of this transaction, the Company is required to pay $900,000 in financial advisory fees related to this transaction.

        On January 15, 2002, Crescent International, Ltd. delivered a conversion notice for partial conversion of $1,200,000 principal amount of the convertible note due April 9, 2004 in the principal amount of $2,000,000 into 3,218,021 shares of Company common stock at a conversion price of $0.3729 per share thereby reducing the principal amount of the convertible note to $800,000. Such conversion notice was promptly accepted by the Company in accordance with the terms of the convertible note and the corresponding shares of Company common stock were delivered to Crescent International.

        On January 28, 2002, Global Crossing Ltd., GlobalNet's primary customer, filed for protection under Chapter 11 of the United States Bankruptcy code. The debtor-in-possession entity has resumed business with GlobalNet on substantially similar terms and for similar volumes as prior to the filing. The Company is unaware of the impact of this event on its business.

(c)
Exhibits.

        23.1    Consent of KPMG LLP, independent auditors, regarding the consolidated financial statements of GlobalNet, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

Date: January 30, 2002	By:	/s/ MARK W. SOPP Mark W. Sopp Senior Vice President and Chief Financial Officer

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INDEX OF GLOBALNET FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
GLOBALNET, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS September 30, 2001 (unaudited) and December 31, 2000 and 1999
GLOBALNET, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS Nine months ended September 30, 2001 and 2000 (unaudited) and Years ended December 31, 2000, 1999, and 1998
GLOBALNET, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT Years ended December 31, 2000, 1999 and 1998
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT Nine months ended September 30, 2001 (Unaudited)
GLOBALNET, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS Nine months ended September 30, 2001 and 2000 (Unaudited) and Years ended December 31, 2000, 1999, and 1998
GLOBALNET, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2000 and 1999
SIGNATURES